Exhibit 4.1
New Mountain Private Credit Fund Subscription Agreement – Common Shares of Beneficial Interest (“Shares”) New Mountain Private Credit Fund (referred to herein as the “Fund” or “NEWCRED”) To Submit Payment By Wire Transfer: Ultimus Fund Solutions As Agent For New Mountain Private Credit Fund ABA Routing Number: 104000016 Account Number: 734151241 See “Delivery Instructions and Requirements” below New Mountain Service Center: 833-315-2991 1 of 9 1 | Your Investment 1A Investment Amount ⮞$10,000 minimum investment $ 1B Investment Type Select one Initial Investment ⮞ Additional Investment ⮞ 2 | Form of Ownership 2A Account Type 2B Account Information (if applicable) Taxable Nontaxable Individual Traditional IRA Custodian Account Number Joint Tenants with Right of Survivorship Roth IRA ⮞ Community Property SEP IRA Custodian Information (If applicable) Tenants in Common Rollover IRA Trust Beneficial IRA Custodian Name Uniform Gift/Transfer to Minors Pension Plan State of 401k Plan Custodian Signature* Entity (select type below) Profit Sharing Plan 2C ERISA Information (required) Other Non-Profit Organization Are you a Benefit Plan Investor?** Yes No

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 2 of 9 2D Entity Information (Required to complete Appendix A) Trustee(s) and/or Authorized Signatory(s) information must be provided in Section 3. The information provided must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9. Select One ⮞ Partnership Trust S-Corp C-Corp LLC Other Entity Name Tax ID Number Date of Formation Entity Address*** City State ZIP Jurisdiction (If Non U.S., please provide a completed W-8) Exemptions (See Form W-9 instructions) Exempt Payee Code (If Any) Exemption from FACTA Reporting Code (If Any) * The Fund may accept a letter of instruction or letter of authorization in lieu of the custodian signature, in its sole discretion. **A “Benefit Plan Investor” is (i) an “employee benefit plan” subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (e.g., U.S. corporate plans), (ii) any “plan” subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (e.g., IRAs and Keogh plans), or (iii) any entity whose underlying assets include “plan assets” within the meaning of ERISA (generally because plans (described in (i) or (ii)) own 25% or more of a class of the entity’s equity interests or the investor is an insurance company separate account). *** Other than an electronic address or a post-office box.

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 3 of 9 3 | Investor Information The information provided in Section 3 must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9. The Fund requires a U.S. Residential Street Address to be completed below. 3A Investor Name (Investor / Trustee / Executor / Authorized Signatory Information) Name (first, middle, last) Date of Birth Tax ID Number (SSN/EIN) Residential Street Address City State ZIP Title Email Address Phone Number Are you a U.S. person? Yes No Country (If Non-U.S., Form W-8 is required) 3B Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable) Name (first, middle, last) Date of Birth Tax ID Number (SSN/EIN) Residential Street Address City State ZIP Title Phone Number Are you a U.S. person? Yes No Country (If Non-U.S., Form W-8 is required) 3C Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable) Name (first, middle, last) Date of Birth Tax ID Number (SSN/EIN) Residential Street Address City State ZIP Title Phone Number Are you a U.S. person? Yes No Country (If Non-U.S., Form W-8 is required) 4 | Additional Investor Information Are you any of the following with respect to, or which is managed by, NEWCRED, New Mountain Finance Advisers, L.L.C. or any of their affiliates? Yes No ⮞ If yes, please complete the following: An employee, director or officer The spouse or partner of such employee, director or officer An investment fund or account A family member who resides in the same household of such employee, director or officer

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 4 of 9 5 | Distribution Election You will be automatically enrolled in NEWCRED’s Distribution Reinvestment Plan unless you elect to receive distributions in cash by checking the box below. (Refer to the Fund’s Private Placement Memorandum, as amended and/or supplemented from time to time (“PPM”) for terms of the Distribution Reinvestment Plan.) Cash – Please check this box if you want to have distributions paid in cash to your bank account below. SHAREHOLDERS THAT ELECT CASH DISTRIBUTIONS MUST COMPLETE THE FOLLOWING: For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian. ⮞ Pay to Brokerage Account # Fidelity Charles Schwab Pershing RBC TD Ameritrade Other For non-custodial accounts, please complete the following bank information: ⮞ Bank Name: ⮞ Bank Address: ⮞ Routing Number: ⮞ Bank Account #: ⮞ Bank Account Name:

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 5 of 9 6 | Electronic Delivery Consent (optional) By checking the box below and agreeing to electronic delivery, I (we) confirm that, to the extent possible, I (we) consent to receiving all future shareholder communications, including purchase confirmations, quarterly investor statements & repurchase offers, electronically and consent to stop delivery of all paper communications. For purposes of this consent, electronic delivery includes delivery via e-mail and/or by posting such documents to the Fund’s website, investor portal, and may include documents provided in portable document format (PDF) or via links to external websites. I (we) acknowledge that I (we) will not receive paper copies of shareholder communications in the future unless I (we) change or revoke my (our) election at any time by notifying NEWCRED, which I (we) have the right to do at any time (ii) my (our) consent is terminated by an invalid email address; or (iii) I (we) specifically requesting a paper copy of a particular shareholder communication from NEWCRED, which I (we) have the right to do at any time. Special instructions apply with respect to the electronic delivery of U.S. tax information. In order to receive U.S. tax information electronically, please read carefully the letter describing the consent procedures and the required disclosures which will be made available after the acceptance of the subscription for Shares of the Fund. I (we) have provided a valid email address. If that email address changes, I (we) will send a notice of the new email address by contacting New Mountain’s Service Center or Ultimus Fund Solutions, provided that I (we) understand that providing an updated e- mail address will not change my (our) election to receive shareholder communications electronically. I (we) understand that any changes to my (our) election to receive shareholder communications electronically may take up to 30 days to take effect and that I (we) have the right to request a paper copy of any electronic communication by contacting New Mountain’s Service Center during that 30 day period. The electronic delivery service is free; however, I (we) may incur certain costs, such as usage charges from an Internet service provider, printing costs, software download costs or other costs associated with access to electronic communications or the Fund’s investor portal. I (we) understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I (we) understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the Fund’s investor portal, or information on it, other than as required by law. Check box to consent to electronic delivery: Date

New Mountain NEWCRED Subscription Agreement

## 7 | Accredited Investor Status

The Investor represents and warrants that the Investor is an "accredited investor" as defined in Rule 501 promulgated under Regulation D under the United States Securities Act of 1933, as amended (the "1933 Act"). Please check as appropriate:

### 7A For Individuals

| | | |
|---|---|---|
| ☐ | A | A natural person with individual net worth (or joint net worth with spouse or spousal equivalent*) in excess of $1 million. For purposes of this item, "net worth" means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent*, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor's primary residence should not be included as a "liability", except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness. |
| ☐ | B | A natural person with individual income (without including any income of the Investor's spouse or spousal equivalent*) in excess of $200,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year. |
| ☐ | C | A natural person with joint income with their spouse or spousal equivalent* in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year. |
| ☐ | D | The Investor (including all owners in a joint account) holds in good standing either the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), the Investment Adviser Representative license (Series 65), and/or any other professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated under Rule 501(a)(10) under the Securities Act as qualifying an individual for accredited investor status. |

*A cohabitant occupying a relationship generally equivalent to that of a spouse.

### 7B For Entities

| | | |
|---|---|---|
| ☐ | A | An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner). |
| ☐ | B | A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in B Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity. |
| ☐ | C | An insurance company as defined in Section 2(a)(13) of the 1933 Act. |
| ☐ | D | A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). |
| ☐ | E | An investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). |
| ☐ | F | A business development company as defined in Section 2(a)(48) of the 1940 Act. |
| ☐ | G | A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended. |
| ☐ | H | A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). |
| ☐ | I | A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million. |
| ☐ | J | A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. |
| ☐ | K | An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors. |
| ☐ | L | A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its L political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million. |
| ☐ | M | A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act. |
| ☐ | N | An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state. |
| ☐ | O | An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act. |
| ☐ | P | An entity, of a type not listed above, not formed for the specific purpose of acquiring the Interests offered, that owns in excess P of $5,000,000 in "investments," as defined in Rule 2a51-1 under the 1940 Act. |
| ☐ | Q | A "family office" (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests offered, and whose purchase of the Interests is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Interests. |
| ☐ | R | A "family client" (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a "family office" meeting the requirements of the immediately preceding category, whose purchase of the Interests is directed by such family office. |

New Mountain Service Center: 833-315-2991 6 of 9

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 7 of 9 8 | Important Information Rights, Certifications and Authorizations Substitute IRS Form W-9 Certification: Under penalties of perjury, I certify that: 1. The taxpayer identification number shown on this subscription agreement in Section 2 or 3 is my correct taxpayer identification number or (I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions), and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct Certification Instructions: You must cross out certification 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Non-U.S. persons should cross out certifications 1 through 3 above and must complete and provide us with a valid IRS Form W-8. ⮞ By signing below, you also acknowledge: • You should not expect to be able to sell your Shares regardless of how the Fund performs. • You represent and warrant that you are an "accredited investor" as defined in Rule 501 promulgated under Regulation D under the 1933 Act. • You have received and read the PPM and any accompanying supplements and your deemed acknowledgments, representations and warranties set forth therein are true and accurate. • You have received, read and understood, and agree to each and every term of the Fund's subscription agreement and any accompanying supplement (collectively, the "Subscription Agreement") and any additional information you deem appropriate in connection with your investment in the Fund. • All of the information that is required to be provided by you in this Subscription Agreement is true, accurate and complete in all respects. • You make and affirm all of the certifications, representations, warranties, agreements, acknowledgments and undertakings set forth in the Subscription Agreement. • You agree to be bound by the terms of this Subscription Agreement and the PPM on the date first set forth below. • You represent that the e-mail to be used for Account Communications is listed in Section 3 of the Subscription Agreement and if your e- mail address changes, you must provide the Fund with the new address by calling 833-315-2991. • Your execution of these Signature Pages will constitute for all purposes your execution of the Subscription Agreement. • These Signature Pages (including the Subscription Agreement) submitted by or on behalf of you, pursuant to a valid power of attorney, constitute or will constitute your valid, binding and enforceable agreement. • You understand that an investment in the Fund is illiquid and appropriate only as a long term investment • There is currently no public trading market for the Fund's Shares and it is not expected that such a market will ever develop. The Fund does not intend to list its Shares on any national securities exchange. As a result, the repurchase of your Shares by the Fund will likely be the only way to dispose of your Shares. The Fund is not obligated to repurchase any Shares under its share repurchase plan and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, the Fund's board of trustees may make exceptions to, modify or suspend our share repurchase plan. • You should consider that you may not have access to the money you invest for an indefinite period of time. • Because you may be unable to sell your Shares or have your Shares repurchased, you may be unable to reduce your exposure in any market downturn. • The amount of distributions, if any, are uncertain and at the discretion of the Fund's board of trustees. • An investment in our Shares is not suitable for you if you require liquidity with respect to the money you invest. • Distributions from the Fund may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses. • You understand the IRS rules regarding contribution limits for IRAs and other qualified account types. Further, you understand how these contribution limits may impact your ability to fund drawdowns in the event you do not have sufficient funds within your IRA or other qualified account. • You understand the IRS rules regarding required minimum distributions and that the illiquid nature of the Fund may impact your ability to meet required minimum distributions. • You acknowledge that IRS rules are subject to change and future changes may have unforeseen impacts on your investment in the Fund. ⮞ Each investor must sign below (Custodians must sign in Section 2 on a custodial account) Investor or Authorized Person Signature Date Joint Investor or Authorized Person Signature Date Joint Investor or Authorized Person Signature Date

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 8 of 9 9 | Investor Representative (“RIA”) Information Name of RIA Firm RIA IARD Number Name of RIA Representative(s) Name of Clearing Firm Office Street Address City State ZIP Email Address Phone Number 10 | RIA Representative Attestation The Registered Investment Advisor (“RIA”) must sign below to complete the order. The RIA hereby warrants that he/she is duly licensed and can advise investors regarding Shares in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of itself and the RIA listed in Section 9 above, that, in recommending the investor make an investment: (i) it had a reasonable basis to believe the investor is an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the 1933 Act, with whom it had a pre-existing substantive relationship; (ii) it did not solicit the investment by means of any form of general solicitation or general advertisement; (iii) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iv) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (v) has discussed such investor’s prospective purchase of Shares with such investor and (vi) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares. (iv) has delivered or made available a current PPM and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the PPM and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and (vii) understands that the sale of shares in accordance with the prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 15l-1 under the Securities Exchange Act of 1934. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. The RIA is not authorized or permitted to give, and represents that it has not given, any information or any representation concerning the Shares except (i) as set forth in the PPM, as amended and supplemented, and (ii) any additional sales literature which has been approved in advance in writing by the Fund (such information, the “Supplemental Information”). The RIA represents that it has not altered the PPM or any Supplemental Information, including by supplementing the Supplemental Information with unapproved materials. The RIA has delivered a copy of the PPM, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares in order to ensure that all required documentation is completed and received by the Fund at least five (5) business days prior to the date of subscription, or such other date as may be specified in the PPM (as amended and supplemented) from time to time. The RIA represents that it has not shown or given to the investor or reproduced any material or writing which was supplied to it by the Fund or its agents and marked “RIA only,” "For Financial Advisor Use Only" or otherwise bearing a legend denoting that it is not to be shared with or given to investors. The RIA represents that it is presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients, or is exempt from such registration requirements. The RIA represents that it is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the RIA pursuant to this Subscription Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach- Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury (“OFAC”); and (d) this Subscription Agreement and the PPM as amended and supplemented. The RIA’s acceptance of this Subscription Agreement constitutes a representation to the Fund that the RIA is a properly registered or licensed RIA, duly authorized to perform that activities contemplated by this Subscription Agreement under federal and state securities laws and regulations and in the states in which such activities occur. The RIA agrees to comply with the record-keeping requirements imposed by federal and state laws. The RIA is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”)

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 9 of 9 and, based on the activities it performs, is not required to be a member of FINRA or to register as a broker or deal under federal or state laws, rules or regulations. The representative signing below is not registered or associated with a FINRA member. The RIA represents that the investor meets the financial qualifications set forth in the PPM, as amended and supplemented, or in any suitability letter or memorandum sent to it by the Fund and a person who is eligible to purchase the Shares as described in the PPM, as amended and supplemented. The RIA has made every reasonable effort to determine that the purchase of Shares by the investor is a suitable and appropriate investment for such investor. The RIA agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The RIA represents further that it has conducted, or has directed its agent or the account custodian to conduct on the RIA's behalf, all necessary due diligence and “know your customer” checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by OFAC, and any other applicable anti- money laundering laws, rules, or regulations. The RIA further agrees to make the suitability records available to the Fund upon request and to make them available to regulators and self-regulatory bodies upon the Fund’s receipt of a subpoena or other appropriate document request from such agency. The Shares being purchased must be purchased through an RIA. The undersigned represents that the Shares will be purchased through the RIA listed below. The RIA agrees by its signature, on behalf of itself and the RIA listed in Section 9 above, that the Fund and New Mountain Finance Advisers, L.L.C. are each intended third-party beneficiaries of this attestation with the authority to directly seek redress for the violation of any of the agreements and representations contained herein. RIA Representative Signature Date

New Mountain NEWCRED Subscription Agreement

## Appendix A | Certification of Beneficial Ownership (if applicable)

Please provide the information for each individual or entity, if any, who, owns 25 percent or more of the equity interests of the legal entity listed in Section 2D of the NEWCRED Subscription Agreement. If no individual or entity meets this definition, please indicate below.

☐ Check this box if there are no Beneficial Owners who own 25 percent or more

If you checked this box indicating the entity has no beneficial owners who own 25 percent or more, please provide the aggregate foreign ownership percentage of the entity ____ %

### A-1 Beneficial Owner #1 ☐ Individual ☐ Entity **Ownership Percentage** ____ %

For Individuals

Name | SSN | Date of Birth | Residential Address | Country

For Entities

Entity Name | EIN | Business Address | Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S Persons? ☐ Yes ☐ No

If yes, please provide their total ownership percentage of the Entity ____ %

### A-2 Beneficial Owner #2 ☐ Individual ☐ Entity **Ownership Percentage** ____ %

For Individuals

Name | SSN | Date of Birth | Residential Address | Country

For Entities

Entity Name | EIN | Business Address | Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S Persons? ☐ Yes ☐ No

If yes, please provide their total ownership percentage of the Entity ____ %

### A-3 Beneficial Owner #3 ☐ Individual ☐ Entity **Ownership Percentage** ____ %

For Individuals

Name | SSN | Date of Birth | Residential Address | Country

For Entities

Entity Name | EIN | Business Address | Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S Persons? ☐ Yes ☐ No

If yes, please provide their total ownership percentage of the Entity ____ %

### A-4 Beneficial Owner #4 ☐ Individual ☐ Entity **Ownership Percentage** ____ %

For Individuals

Name | SSN | Date of Birth | Residential Address | Country

For Entities

Entity Name | EIN | Business Address | Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S Persons? ☐ Yes ☐ No

If yes, please provide their total ownership percentage of the Entity ____ %

New Mountain Service Center: 833-315-2991

New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991 Delivery Instructions and Requirements Cash, money order, counter checks, third party checks and travelers checks will NOT be accepted. If a check received from an investor is returned for insufficient funds or otherwise not honored, NEWCRED, or its agent, may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by NEWCRED. NEWCRED may reject any subscription, in whole or in part, in its sole discretion. ⮞ By Wire Transfer: ⮞ By Standard Mail: ⮞ Overnight Mail: Ultimus Fund Solutions As Agent For New Mountain Private Credit Fund ABA Routing Number: 104000016 Account Number: 734151241 New Mountain Private Credit Fund c/o Ultimus Fund Solutions as Processing Agent PO Box 46707, Cincinnati, OH 45246 New Mountain Private Credit Fund c/o Ultimus Fund Solutions as Processing Agent 225 Pictoria Dr, Suite 450, Cincinnati, OH 45246 To ensure the fastest possible processing of this Subscription Agreement, all relevant information must be completed. Each subscription will be accepted or rejected as soon as reasonably possible. However, the Fund has up to 30 days to accept or reject each subscription from the date the subscription is received by the Fund’s Processing Agent. Investors will receive a confirmation of their purchase. Custodial accounts, forward subscription agreement to the custodian. Once completed, send form via: ⮞ Mail: Refer to standard and overnight mailing instructions above. Make checks payable to New Mountain Private Credit Fund or to the custodian of record for qualified plan or brokerage account investments. ⮞ Email: Please send the completed form to taaltinv@ultimusfundsolutions.com. Supplemental Documents Required for Entity Investors Entity Type Requirements Estate Letters of Testamentary or Estate Affidavit LLC Articles of Incorporation AND 4 Required Data Elements for all Authorized Traders Revocable & Irrevocable Trust 1st and Last Page of Trust Docs Corporation (C-Corp) Articles of Incorporation AND Corporate Resolution AND 4 Required Data Elements for All Authorized Traders Corporation (S-Corp) Articles of Incorporation, Certificate of Incumbency, or Corporate By-Laws AND 4 Required Data Elements for All Authorized Traders Partnership Partnership Agreement AND 4 Required Data Elements for All Authorized Traders Insurance Company Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders Financial Organization Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders Hospital/Medical Institution Business License AND 4 Required Data Elements for All Authorized Traders Cemeteries/Funeral Homes Business License AND 4 Required Data Elements for All Authorized Traders Charitable and Welfare Organization Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders Church/Religious Institution Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders Colleges and Universities Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders Non-Financial Organization Club Registration with University/Business License AND 4 Required Data Elements for All Authorized Traders
New Mountain NEWCRED Subscription Agreement New Mountain Service Center: 833-315-2991